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                                                                    Exhibit 3.29

                                                        ENDORSED
                                                          FILED
                                         IN THE OFFICE OF THE Secretary of State
                                               of the State of California
                                                       AUG 29 1985
                                               MARCH FONG EU, Secretary of State
                                                    Gloria J. Carroll
                                                         Deputy

                            ARTICLES OF INCORPORATION
                                       OF
                         STUART MILLHEISER, INCORPORATED

1.   The name of this corporation is STUART MILLHEISER, INCORPORATION.

2. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporation Code.

3. The name and address in the State of California of this corporation's initial agent for service of process is: LAWRENCE A. TREGLIA, 6561 Segovia Cr., Huntington Beach, CA 92647.

4. This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1000.


     Dated: August 19, 1985


                                                         /s/ Lawrence A. Treglia
                                                         -----------------------
                                                         Lawrence A. Treglia

     I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                         /s/ Lawrence A. Treglia
                                                         -----------------------
                                                         Lawrence A. Treglia

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                                                           FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                        JAN 11 2000

                                                      /s/ Bill Jones
                                               BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         STUART MILLHEISER, INCORPORATED


          We, Charles H. Esserman, the President and Chief Executive Officer, and James L. O'Hara, the Vice President and Secretary, of Stuart Millheiser, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of California (the "Corporation"), do hereby certify as follows:

          1. They are the President, Chief Executive Officer, Vice President and Secretary of the Corporation.

          2. The first article of the Articles of Incorporation of the Corporation is deleted in its entirety and is amended to read as follows:

                    "1. The name of this corporation is PECOS Pharmaceutical, Inc."

          3. The foregoing amendment has been approved by the sole director of the Board of Directors of the Corporation in accordance with Sections 307(b) and 900 et seq. of the General Corporation Law of the State of California.

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4.   The foregoing amendment has been approved by the sole shareholder of the
     Corporation in accordance with Sections 603(a) and 900 et seq. of the General Corporation Law of the State of California.

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.


Executed on this 15th day of December, 1999.


                                           /s/ Charles H. Esserman
                                    --------------------------------------------
                                    Name:  Charles H. Esserman
                                    Title: President and Chief Executive Officer


                                    /s/ James L. O'Hara
                                    --------------------------------------------
                                    Name:  James L. O'Hara
                                    Title: Vice President and Secretary

[SEAL]
  OFFICE OF THE
SECRETARY OF STATE